EATON VANCE SPECIAL INVESTMENT
TRUST

AMENDMENT TO DECLARATION OF
TRUST


AMENDMENT effective November 14,
2011, made to the Amended and Restated
Declaration of Trust dated September 27,
1993, as amended, (hereinafter called the "Declaration") of Eaton Vance Special
Investment Trust, a Massachusetts business trust (hereinafter called the "Trust"), by at least a majority of the Trustees of the Trust in office on November 14, 2011.

WHEREAS, Section 8.4 of Article VIII of the
Declaration empowers a majority of the
Trustees of the Trust to amend the
Declaration without the vote or consent of Shareholders to make such changes as do not have a materially adverse effect on the rights or interests of Shareholders;

NOW, THEREFORE, at least a majority of
the duly elected and qualified Trustees do hereby amend the Declaration in the following manner:

1.	Section 8.2 of Article VIII of the
Declaration is hereby amended and
restated in its entirety to read as
follows:

Section 8.2.  Termination of the Trust or a
Series or a Class.  (a)  The Trust or any Series
or Class thereof may be terminated by: (1) the
affirmative vote of the holders of not less
than two-thirds of the Shares outstanding and
entitled to vote at any meeting of
Shareholders of the Trust or the appropriate
Series or Class thereof, or by an instrument or
instruments in writing without a meeting,
consented to by the holder of two-thirds of
the Shares of the Trust or a Series or Class
thereof, provided, however, that, if such
termination is recommended by the Trustees,
the vote of a majority of the outstanding
voting securities of the Trust or a Series or
Class thereof entitled to vote thereon shall be
sufficient authorization; or (2) by the
approval of a majority of the Trustees then in
office to be followed by a written notice to
Shareholders.  Such Trustee approval may
(but need not) be based on factors or events
adversely affecting the ability of the Trust,
such Series or Class to conduct its business
and operations in an economically viable
manner.  Such factors and events may
include (but are not limited to) the inability of
a Series or Class or the Trust to maintain its
assets at an appropriate size, changes in laws
or regulations governing the Series or Class or
the Trust or affecting assets of the type in
which such Series or Class or the Trust
invests, or political social, legal, or economic
developments or trends having an adverse
impact on the business or operations of such
Series or Class or the Trust.  Upon the
termination of the Trust or the Series or Class,

(i)	The Trust, Series or Class shall
carry on no business except for
the purpose of winding up its
affairs.

(ii)	The Trustees shall proceed to
wind up the affairs of the Trust,
Series or Class and all of the
powers of the Trustees under this
Declaration shall continue until
the affairs of the Trust, Series or
Class shall have been wound up,
including the power to fulfill or
discharge the contracts of the
Trust, Series or Class, collect its
assets, sell, convey, assign,
exchange, transfer or otherwise
dispose of all or any part of the
remaining Trust Property or assets
allocated or belonging to such
Series or Class to one or more
persons at public or private sale
for consideration which may
consist in whole or in part of cash,
securities or other property of any
kind, discharge or pay its
liabilities, and do all other acts
appropriate to liquidate its
business.

(iii)	After paying or adequately
providing for the payment of all
liabilities, and upon receipt of
such releases, indemnities and
refunding agreements as they
deem necessary for their
protection, the Trustee may
distribute the remaining Trust
Property or the remaining property
of the terminated Series or Class,
in cash or in kind or in any
combination thereof, among the
Shareholders of the Trust or the
Series or Class according to their
respective rights.

 (b) After termination of the Trust, Series or Class and distribution to the Shareholders as herein provided, a Trustee or an officer of the Trust shall execute and lodge among the records of the Trust and file with the Massachusetts Secretary of State an instrument and a certificate (which may be part of such instrument) in writing setting forth the fact of such termination and that it has been duly adopted by the Trustees, and the Trustees shall thereupon be discharged from all further liabilities and duties with respect to the Trust or the terminated Series or Class, and the rights and interests of all Shareholders of the Trust or the terminated
Series or Class shall thereupon cease.


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IN WITNESS WHEREOF, the undersigned
certifies this amendment has been duly
adopted at a meeting of the Board of Trustees held on November 14, 2011. Signed this 21st day of December, 2011.

/s/ Maureen A. Gemma
Maureen A. Gemma
Secretary to the Trust